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                                                                   EXHIBIT 21.1




                       TATHAM OFFSHORE, INC. SUBSIDIARIES



Tatham Offshore (Jersey) Ltd., a company organized under the laws of New Jersey.

Tatham Offshore Development, Inc., a Delaware corporation.